UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive #325

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 865-0700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On June 23, 2015, HC2 Holdings, Inc., a Delaware corporation (“HC2” or the “Company”) issued a press release announcing that it had delivered to the Board of Directors of MCG Capital Corporation (“MCG”) a revised proposal (the “Revised Proposal”) to acquire all of the outstanding shares of common stock of MCG. HC2’s proposal to acquire MCG is updated to offer a $13.35 million cash payment in lieu of an issuance of $13.35 million of HC2 common stock to MCG if a transaction with HC2 is not consummated due to certain circumstances set forth in the Revised Proposal.

The press release issued on June 23, 2015, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01    OTHER EVENTS.

The first paragraph of Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit No.	Description
99.1	HC2 Holdings, Inc. Press Release dated June 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 HOLDINGS, INC.

By:	/s/ Michael Sena
Name:	Michael Sena
Title:	Chief Financial Officer

Dated: June 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	HC2 Holdings, Inc. Press Release dated June 23, 2015